Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 and related Prospectus of Swift Energy Company and the incorporation by reference therein to our report dated March 4, 2016, with respect to the consolidated financial statements of Swift Energy Company and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.
/s/ Ernst & Young
Houston, Texas
March 17, 2017